Exhibit 99.1

Stanley Black & Decker Reports 3Q 2018 Results; Announces $250 Million Cost Reduction Program To Offset 2019 External Headwinds

New Britain, Connecticut, October 25, 2018 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2018 financial results.

•	3Q’18 Revenues Totaled $3.5 Billion, Up 4% Versus Prior Year, With Organic Growth Of 4%

•
3Q’18 Diluted GAAP EPS Was $1.65; Excluding Charges, 3Q’18 Diluted EPS Was $2.08, Up 6%, As Price, Cost Control And Volume Leverage More Than Offset $135 Million Of Commodity Inflation, Currency And Tariffs

•	Announcing New Cost Reduction Program Expected To Deliver $250 Million In Annual Cost Savings For 2019

•	Revising 2018 Full Year Diluted GAAP EPS Guidance Range To $5.90 - $6.00 from $7.00 - $7.20 And Adjusted EPS Guidance Range Of $8.10 - $8.20 from $8.30 - $8.50

3Q’18 Key Points:

•	Net sales for the quarter were $3.5 billion, up 4% versus prior year, as positive volume (+3%), acquisitions (+2%) and price (+1%) were partially offset by currency (-2%).

•
Gross margin rate for the quarter was 35.4%. Excluding charges, the gross margin rate was 35.5%, down 210 basis points from prior year as volume leverage, productivity and price were more than offset by external headwinds, including commodity inflation, foreign exchange and tariffs.

•	SG&A expenses were 22.9% of sales. Excluding charges, SG&A expenses were 21.0% of sales compared to 22.7% in 3Q’17, primarily reflecting prudent cost management.

•	Other, net totaled $59.4 million for the quarter. Excluding charges, Other, net totaled $51.0 million compared to $55.1 million in 3Q’17.

•	Restructuring charges for the quarter were $21.8 million. Excluding certain one-time charges, restructuring was $11.7 million for the quarter compared to $11.4 million in 3Q’17.

Exhibit 99.1

•
Tax rate was 18.6%. Excluding charges, tax rate was 19.5% versus 23.0% in 3Q’17 reflecting the benefits from the recently enacted U.S. tax legislation and the effective settlement of a tax audit during the quarter.

•
Average diluted shares outstanding for the quarter were 150.6 million versus 152.6 million a year ago, reflecting $500 million of share repurchases executed during the second and third quarters of 2018.

•	Working capital turns for the quarter were 5.7, down 0.8 turns from prior year resulting from higher inventory balances in Tools & Storage.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “The Company delivered 4% organic growth, 14.5% operating margin and 6% adjusted EPS growth in the quarter while coping with $135 million of pre-tax external headwinds (3.9% of sales) from input cost inflation, currency and tariffs. During the quarter, the 2018 impact of these external pressures increased by $50 million, causing us to trim our 2018 EPS outlook by $0.25 at the mid-point, still up 9% year-over-year. We are taking cost actions totaling $250 million as well as additional pricing actions to preserve our ability to produce 2019 earnings growth. The cost actions will be substantially complete by year-end 2018 and the majority of the pricing actions will be implemented in early first quarter 2019.

“We have an outstanding array of revenue growth catalysts in place for 2019 and beyond to support continued strong financial performance and we will not allow the financial benefit from them to be eroded by external factors outside of our control. The catalysts include (1) the accelerating Craftsman program rollout which we now expect to deliver $1 billion in incremental revenue significantly faster than prior expectations, (2) a new exclusive brand partnership with a major home center (announced in a separate release), (3) our growing e-commerce share gains, (4) a robust emerging market growth program, (5) growing revenue synergies from the Lenox/Irwin acquisition and (6) continued revenue benefits from FlexVolt and new innovations. In addition, the recently announced IES transaction should provide an additional $300 - $400 million source of 2019 inorganic growth.

“Our seasoned, capable management team has stepped up with agility and speed to address these external issues which could have otherwise potentially cast a cloud over this outstanding growth story.”

Exhibit 99.1

3Q’18 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex-Charges[1]	Profit Rate	Profit Rate Ex-Charges[1]

Tools & Storage	$2,448	$356.2	$49.7	$405.9	14.6%	16.6%

Industrial	$562	$88.4	$6.2	$94.6	15.7%	16.8%

Security	$485	$47.4	$6.6	$54.0	9.8%	11.1%
1 See Merger And Acquisition (M&A) Related Charges On Page 5

•
Tools & Storage net sales increased 3% versus 3Q’17 due to volume (+5%), and price (+1%) partially offset by currency (-3%). The impact of pricing expanded 50 basis points sequentially reflecting the incremental benefit from our 3Q pricing actions. Each region contributed to the strong organic growth for the quarter with emerging markets +10%, North America +6% and Europe +3%. Emerging markets growth was due to continued benefits from executing our mid-price-point product and e-commerce strategies as well as the impact from pricing actions. North America organic growth was driven by continued benefits from new product innovation, the rollout of the Craftsman brand and price realization, partially offset by the unfavorable volume impact of brand transitions at a major home center. Europe growth was supported by new products and successful commercial actions overcoming market pressure and customer transitions in the UK. Overall Tools & Storage segment profit rate was 16.6%, excluding charges, down from the 3Q’17 rate of 17.3%, as the benefits from volume leverage, pricing and cost control were more than offset by the impacts from currency, commodity inflation and tariffs.

•
Industrial net sales increased 10% versus 3Q’17 due to acquisitions (+11%) partially offset by currency (-1%). Engineered Fastening organic revenues were up 1% as industrial & automotive fastener penetration gains were partially offset by the expected impact from lower automotive system volumes. Infrastructure organic revenues were down 6% due to anticipated lower pipeline project activity in Oil & Gas partially offset by growth within Hydraulic Tools. Overall Industrial segment profit rate was 16.8%, excluding charges, down from the 3Q’17 rate of 18.0%, as productivity gains and cost control were more than offset by commodity inflation and the modestly dilutive impact from the acquisition of Nelson Fasteners.

Exhibit 99.1

•
Security net sales increased 1% versus 3Q’17 as bolt-on commercial electronic security acquisitions (+3%) and price (+1%) were partially offset by currency (-2%) and lower volume (-1%). North America organic growth declined 1% as higher volumes within automatic doors were offset by lower installations in commercial electronic security. Europe was flat organically as strength within the Nordics was offset by weakness in France and the UK. Overall Security segment profit rate, excluding charges, improved 110 basis points sequentially to 11.1%, which was down 20 basis points versus the prior year rate, reflecting investments to support the business transformation in commercial electronic security partially offset by a focus on cost containment.

2018 Outlook & Cost Reduction Program

Management is revising its 2018 EPS outlook to $5.90 - $6.00 from $7.00 - $7.20 on a GAAP basis due to restructuring charges associated with the cost reduction program announced today, in addition to the factors below. The Company is reducing its adjusted EPS range to $8.10 - $8.20 from $8.30 - $8.50 and its free cash flow conversion estimate to approximately 90%.

The following reflects the key assumption changes to the Company's prior adjusted EPS outlook:

•	Higher input costs, including tariffs, FX & commodities (- ~$0.25)

•	Lower expected organic growth (- ~$0.15)

•	Lower anticipated tax rate and other below the line items (+ ~$0.15)

Donald Allan Jr., Executive Vice President and CFO, commented, “Our 2018 guidance now contemplates $370 million of commodity, currency and tariff headwinds and delivers strong organic growth of 6% and adjusted earnings per share growth of 9%. We are pleased with our expected 2018 performance given the magnitude of the headwinds.

“As we shift to 2019, we are now preparing for the carry over effect of the 2018 headwinds. We will continue to pass on these input cost increases to our customers as price increases. Additionally, we are taking actions to adjust our supply chain and cost structure. We anticipate the cost reduction program to deliver $250 million in annual cost savings in 2019. The pre-tax restructuring charge is expected to be approximately $125 million and is anticipated to be booked during the fourth quarter of 2018.

Exhibit 99.1

“We continue to take the appropriate actions to protect our margins and our competitiveness in the face of these external headwinds and position the business for EPS expansion once again in 2019. The organization remains focused on strong day-to-day execution and operational excellence and we believe the Company is well-positioned to deliver sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

Merger And Acquisition (“M&A”) Related And Other Charges

Total M&A related and other charges in 3Q’18 were $85.4 million, primarily related to restructuring, deal and integration costs, as well as a non-cash fair value adjustment and inventory step-up charge. Gross margin included $3.3 million of these charges while SG&A included $63.6 million. Other, net and Restructuring included $8.4 million and $10.1 million of these charges, respectively.

The Company will host a conference call with investors today, October 25, 2018, at 8:30 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software.  Please use the conference identification number 3258959. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 3258959. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 259-7669

Tim Perra
Vice President, Public Affairs
tim.perra@sbdinc.com
(860) 826-3260

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 to 15 for 2018 and 2017, are considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges, non-cash fair value adjustment, gains or losses on sales of businesses, one-time environmental settlement charge, and a one-time tax charge related to the recently enacted U.S. tax legislation.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to deliver: (i) financial performance in-line with 2018 guidance and (ii) sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to deliver successful innovation in its products and services; (ii) the Company’s ability to invest in product, brand and commercialization of the Craftsman brand and the continued successful integration of Newell Tools and Nelson Fasteners; (iii) the Company’s ability to deliver organic growth; (iv) the Company’s ability to limit the impact from: commodity inflation; foreign currency headwinds; and the impact of any tariffs on imported goods, including section 301 tariffs and section 232 steel and aluminum tariffs ; (v) closed acquisitions, cost and price actions and improved productivity; and share repurchases (vi) core (non M&A) restructuring charges; (vii) 2018 core tax rate; (viii) the Company’s ability to identify, successfully close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost, including the recently announced IES transaction ; (ix) successful integration of existing and any newly acquired businesses and formation of new business platforms; (x) the continued acceptance of technologies used in the Company’s products and services, including DEWALT FLEXVOLT™ product; (xi) the Company’s ability to manage existing franchisee relationships; (xii) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xiii) the proceeds realized with respect to any business or product line disposals; (xiv) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xvi) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, aluminum, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvii) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xviii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xix) the Company’s ability to obtain favorable settlement of tax audits; (xx) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xxi) the continued ability of the Company to access credit markets under satisfactory terms; (xxii) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; (xxiii) the Company’s ability to successfully develop, market and achieve sales from new products and services; and (xxiv) the ability of the Company to proactively manage the impact of the legislative changes brought about by the U.S. Tax Cuts and Jobs Act.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from significant currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the impact from demand changes within world-wide markets associated with homebuilding and remodeling; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest, including hostilities on the Korean Peninsula; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.